Exhibit 10.1

Atlantic Coast FINANCIAL Corporation
2016 OMNIBuS INCENTIVE PLAN

1.     Purposes and Effective Date.

(a)   Purpose. The purpose of the Atlantic Coast Financial Corporation 2016 Omnibus Incentive Plan (the “Plan”) has two complementary purposes: (i) to advance the interests of Atlantic Coast Financial Corporation (the “Company”) and its shareholders by providing officers, directors, employees and consultants of the Company and its Affiliates, including Atlantic Coast Bank (the “Bank”), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability, and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)   Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 16.

2.     Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a)   “Administrator” means the Committee; provided that, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such officer or officers.

(b)   “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)   “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, an Incentive Award, Dividend Equivalent Units or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(d)   “Board” means the Board of Directors of the Company.

(e)   “Cause” (i) has the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate, or (ii) if no such agreement is in effect, then shall mean a Participant’s personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

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(f)   A “Change of Control” means a change in control of the Bank or the Company of a nature that:

(i)     would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii)    results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

(iii)   without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Company's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he/she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the surviving institution; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 30% or more of the voting securities of the Company and the stockholders owning beneficially or of record 30% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(g)   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h)   “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who also qualify as Outside Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act and to permit Awards that are otherwise eligible and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify.

(i)   “Company” means Atlantic Coast Financial Corporation and any successors thereto.

(j)   “Director” means a member of the Board and includes a Director Emeritus.

(k)   “Director Emeritus” means a former member of the Board who has been appointed to a Director Emeritus position.

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(l)   “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(m)   “Effective Date” means the date the Company’s shareholders approve this Plan.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o)   “Fair Market Value” means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the mean between the highest and lowest quoted selling prices on that date on the national securities exchange on which the Stock is then traded, or if no sales of Stock occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the mean between the highest and lowest quoted selling prices (or, if there are no such selling prices, the bid prices) for the Shares on that date, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the fair market value as determined by the Administrator, based on a reasonable application of a reasonable valuation method, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(p)   “Incentive Award” means the right to receive a cash payment or another Award to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(q)   “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(r)   “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s)   “Outside Director” means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

(t)   “Participant” means an individual selected by the Administrator to receive an Award.

(u)   “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company, the Bank or any one or more of the Company’s Subsidiaries, Affiliates or other business units: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); net operating earnings; return on assets, average assets, equity or average equity; share price (including, but not limited to, growth measures and total shareholder return); efficiency ratio; regulatory capital ratios; CAMELS or other regulatory ratings; completion of acquisitions, dispositions or business expansion; credit quality, non-performing asset or non-performing loan levels or ratios or loan delinquency levels; provision for loan losses or net charge-offs; deposits; market share; loans; net interest margin; interest income; non-interest income; interest expense; or non-interest expense. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, to the extent applicable, but, unless otherwise determined by the Administrator and to the extent consistent with Code Section 162(m), will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that, in each case, the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report. To the extent consistent with Code Section 162(m), the Administrator may also provide for other adjustments to Performance Goals in the Award agreement or plan document evidencing any Award and may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company or an Affiliate. In addition, in the case of Awards that the Administrator determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

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(v)   “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(w)   “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(x)   “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(y)   “Plan” means this Atlantic Coast Financial Corporation 2016 Omnibus Incentive Plan, as it may be amended from time to time.

(z)   “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(aa)   “Restricted Stock Unit” means the right to receive a cash payment and/or Shares the value of which is equal to the Fair Market Value of one Share.

(bb)   “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(cc)   “Share” means a share of Stock.

(dd)   “Stock” means the Common Stock of the Company, $.01 par value.

(ee)   “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ff)   “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

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3.     Administration.

(a)   Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)   Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors and does not relate to Awards intended to qualify as performance-based compensation under Code Section 162(m). If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)   No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4.     Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual. Notwithstanding the foregoing, in no event shall any Awards by made that will violate the Bank’s charter and bylaws, the Company’s charter and bylaws, or any applicable federal or state law or regulations.

5.     Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6.     Shares Reserved under this Plan.

(a)   Plan Reserve. Subject to adjustment as provided in Section 18, an aggregate of 500,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan; provided that only 500,000 Shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.

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(b)   Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

(c)   Participant Limitations. Subject to adjustment as provided in Section 18, no Participant may be granted Awards that could result in such Participant:

(i)     receiving Options for, and/or Stock Appreciation Rights with respect to, more than 100,000 Shares (or 25,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

(ii)    receiving Awards of Restricted Stock and/or Restricted Stock Units with respect to more than 100,000 Shares (or 25,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

(iii)   receiving Awards of Performance Shares, and/or Awards of Performance Units, for more than 100,000 Shares (or 25,000 Shares, in the case of a Non-Employee Director) in respect of any fiscal year of the Company, or more than 200,000 Shares (or 50,000 Shares, in the case of a Non-Employee Director) in respect to any period of two consecutive fiscal years of the Company, or more than 300,000 Shares (or 75,000 Shares, in the case of a Non-Employee Director) in respect of any period of three consecutive fiscal years of the Company;

(iv)   receiving Annual Incentive Award(s) in respect of any single fiscal year of the Company that could result in a payment of more than $800,000;

(v)    receiving Long-Term Incentive Award(s) and/or Award(s) of Performance Units the value of which is not based on the Fair Market Value of a Share in respect of any period of two fiscal years of the Company that could result in the payment of more than $1,600,000, or in respect of any period of three fiscal years of the Company that could result in the payment of more than $2,400,000; or

(vi)   receiving other Stock-based Awards pursuant to Section 13, or Dividend Equivalent Units, relating to more than 100,000 Shares (or 25,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance based compensation that Code Section 162(m) provides.

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7.     Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8.     Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.     Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period (provided that any period of vesting applicable to Restricted Stock or Restricted Stock Units that are (i) not subject to a Performance Goal and (ii) granted to a Participant other than a Non-Employee Director may not lapse more quickly than ratably over three (3) years from the date of grant, subject to Sections 14 and 18) and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

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10.   Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator) or retirement (as defined by the Administrator) (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify; and provided further that any performance period applicable to an Annual Incentive Award must relate to a period of at least one year.

11.   Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator) or retirement (as defined by the Administrator) (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

12.   Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject; and provided further that no Dividend Equivalent Unit shall provide for payment on Performance Shares or Performance Units prior to their vesting.

13.   Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

14.   Minimum Vesting and Performance Periods. Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Administrator, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate or shorten the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator), retirement (as defined by the Administrator), termination by the Company or an Affiliate without Cause or a Change of Control. Notwithstanding the preceding statement or any other provision of the Plan, once established, the Administrator shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Administrator may decrease the amount of compensation a Participant may earn under such an Award.

15.   Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

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16.   Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)   Term of Plan. Unless the Board or the Administrator earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate on the date that is ten (10) years after the Effective Date. In addition, no Award may constitute qualified performance-based compensation within the meaning of Code Section 162(m) unless, to the extent required by Code Section 162(m) for such Award to constitute qualified performance-based compensation, the shareholder approval rules of Code Section 162(m) have been met.

(b)   Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)   the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)   shareholders must approve any amendment of this Plan (which may include an amendment to materially increase any number of Shares specified in Section 6(a) or the limits set forth in Section 6(c), except as permitted by Section 18) to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)   shareholders must approve an amendment that would diminish the protections afforded by Section 16(e).

(c)   Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)   Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 18 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)   Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

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(iii)   Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)   Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)   Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)   Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b)(ii).

17.   Taxes.

(a)   Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then the Administrator may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

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(b)   No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

18.   Adjustment and Change of Control Provisions.

(a)   Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (b) and (c)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

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(b)   Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)   Effect of Change of Control. In the event of a Change of Control, except to the extent otherwise provided in an Award agreement, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period, or the deemed achievement of any Performance Goals, relating to the exercise or realization of the Award; (ii) provide for the purchase or cancellation of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable (or the cancellation of Awards in exchange for no payment to the extent that no cash or other property would be received upon the exercise or realization of the Award in such circumstances); (iii) adjust the terms of the Award in the manner determined by the Administrator to reflect the Change of Control; (iv) cause the Award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company.

(d)   Application of Limits on Payments.

(i)    Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if the value and amounts of benefits under this Plan to a Participant in connection with a Change of Control, together with any other amounts and the value of benefits received or to be received by the Participant in connection with a Change of Control would cause any amount to be nondeductible for federal income tax purposes by the Company or the consolidated group of which the Company is a member pursuant to Code Section 280G, then amounts and benefits under the Plan to such Participant shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Participant without causing any amount to become nondeductible by the Company or such consolidated group pursuant to or by reason of such Code Section 280G. The Participant shall determine the allocation of such reduction among payments and benefits to the Participant.

(ii)   This Section 18(d) shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 18(d) shall be cancelled without further effect.

19.   Miscellaneous.

(a)   Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b)   Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)     a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)    a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)   a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased;

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(iv)   a Participant who ceases to be a Director because he or she has been appointed to a Director Emeritus position by the Board; and

(v)    a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)   No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)   Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)   Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and regulations, including without limitation 12 U.S.C. 1828(k) and 12 C.F.R. Part 359, HOLA and 12 C.F.R. 238 et seq., and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith and is not prohibited by a federal or state bank regulatory agency acting under applicable federal or state law or regulation. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)   Forfeiture of Awards in the Event of Critical Undercapitalization. Notwithstanding any provision of this Plan to the contrary, all officers and directors must exercise or forfeit any Awards in the event the Company becomes critically undercapitalized under the applicable regulatory capital requirements, is subject to an enforcement action, or receives a capital directive under Federal Reserve Board regulation section 263.83 (12 C.F.R. 263.83 or any successor thereto), or if directed to do so by the Federal Reserve Board, the Company’s primary regulator.

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(g)   Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Georgia, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Georgia, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h)   Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)   Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)   Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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